Exhibit 99.1

SILVERSUN TECHNOLOGIES REPORTS PROFITABLE FIRST QUARTER 2017 RESULTS

EAST HANOVER, NJ – MAY 15, 2017 – SilverSun Technologies, Inc. (NASDAQ: SSNT), a national provider of transformational business technology solutions and services, today announced its first quarter results for the three months ended March 31, 2017.
Financial Highlights for Three Months Ended March 31, 2017 As Compared to Three Months Ended March 31, 2016:
•	Revenues increased to $8,002,572, rising 2.8% from $7,784,301.

•	Software sales increased 5.4% to $906,905 from $860,442.

•	Services revenues totaled $7,095,667, increasing 2.5% from $6,923,859.

•	Gross profit increased 15.6% to $3,387,049 as compared to $2,931,029.

•	Gross margin was 42.3% of revenue, compared to 37.7% in 2016.

•	Earnings before interest, taxes, depreciation, amortization and share-based compensation (“EBITDA”) were $535,417, increasing 63.6% from $327,217.

•	Operating margin (EBITDA plus share based compensation) was 6.7% of revenue, compared to 4.2% in 2016.

•	Net income was $153,853, or $0.03 earnings per basic and diluted share, compared to net income of $74,277, or 0.02 earnings per basic and diluted share.

As of March 31, 2017, the Company had $1,360,929 in cash; $2,266,606 in accounts receivable; $473,339 in long term debt; and total stockholders’ equity of $5,111,592. The Company has a $1,000,000 line of credit with a commercial lender, and the outstanding balance on that line of credit is $0.
For more details on SilverSun’s first quarter results, please refer to the Company’s 10-Q filed with the U.S. Securities Exchange Commission and accessible at www.sec.gov.
Commenting on the results, Mark Meller, Chairman and CEO of SilverSun, stated, “Our first quarter performance shows the impact of our focus on rationalizing our expense structure and improving our utilization.  Sales increased 2.5%, while gross profit increased 15.6% and our operating margin (EBITDA plus share-based compensation) increased 63.4%.  These improvements, along with our recent uplist to the NASDAQ Capital Market,   have prepared us to aggressively move back on the acquisition trail.”
Meller continued, “We are optimistic about delivering more aggressive growth figures the balance of the year given the size of our pipeline.  Our managed services practice was a bright spot, with recurring revenue now exceeding $300,000 per month.  In summary, our cash position, strong balance sheet, and ever increasing recurring revenue give us confidence that we will continue to achieve positive results throughout 2017.”

About SilverSun Technologies, Inc.
We are a business application, technology and consulting company providing strategies and solutions to meet our clients’ information, technology and business management needs. Our services and technologies enable customers to manage, protect and monetize their enterprise assets whether on-premise or in the “Cloud”. As a value added reseller of business application software, we offer solutions for accounting and business management, financial reporting, Enterprise Resource Planning (“ERP”), Warehouse Management Systems, Customer Relationship Management, and Business Intelligence. Additionally, we have our own development staff building software solutions for Electronic Data Interchange, time and billing, and various ERP enhancements. Our value-added services focus on consulting and professional services, specialized programming, training, and technical support. We have a dedicated network services practice that provides managed services, hosting, business continuity, cloud, e-mail and web services. Our customers are nationwide, with concentrations in the New York/New Jersey metropolitan area, Chicago, Dallas, Arizona and Southern California.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SilverSun Technologies, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.